Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-224737, 333-210561, 333-200834 and 333-279844 on Form S-8 and Registration No. 333-254680 on Form F-3 of our report dated March 26, 2024, relating to the financial statements of Aeterna Zentaris Inc. appearing in this Annual Report on Form 20-F/A for the year ended December 31, 2023.

/s/ Deloitte LLP

Chartered Professional Accountants

Montreal, Canada

July 16, 2024